EXHIBIT 1

                               CONSENT OF COUNSEL



         In connection with the Impac CMB Trust Series 1999-2, Collateralized Asset-Backed Bonds, Series 1999-2, we consent to the use of our name in the Prospectus Supplement of IMH Assets Corp. (the "Registrant") dated June 24, 1999 (the "Prospectus Supplement") under the heading "Legal Opinions".


                                                   WOLF & RICHARDS,
                                                   A LAW CORPORATION

                                                   /s/ Alan S. Wolf

Newport Beach, California
June 23, 1999